UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2020

Newmark Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
125 Park Avenue, New York, NY 10017
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	NMRK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.         Other Events
On On June 23, 2020, Newmark Group, Inc. (“Newmark” or “the Company”) issued a press release announcing that the Company has established a $125 million sublimit line of credit to fund potential principal and interest servicing advances on its Fannie Mae portfolio during the forbearance period related to the CARES Act. The sublimit is now included within the Company’s existing $450 million warehouse facility due June 16, 2021 with Bank of America, N.A. The advance line will provide 100% of the principal and interest advance payment at a rate of 1-month LIBOR plus 2.00% and will be collateralized by Fannie Mae's commitment to repay advances. Newmark currently has four Fannie Mae loans in forbearance, with $0.3 million of advances outstanding as of May 31, 2020. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits
The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Newmark Group, Inc. press release dated June 23, 2020
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: June 24, 2020	By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman

[Signature Page to Form 8-K, dated June 24, 2020, regarding Additional Sublimit of Credit under BofA Warehouse Facility]